UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 16, 2015 (April 13, 2015)

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On April 13, 2015, the Compensation Committee of the Board of Managers of Hexion Holdings LLC, the indirect parent of the registrant, Hexion Inc. (the “Company”), approved the 2015 annual incentive compensation plan for employees of the Company (the “2015 IC Plan”). Our named executive officers and other specified members of management are eligible to participate in the 2015 IC Plan. The 2015 IC Plan provides for short-term performance incentives designed to reward participants for delivering increased value to the organization against specific financial and other critical business objectives. Consistent with prior years, the 2015 ICP provides for annual incentive compensation based on the achievement of three performance criteria: (i) EBITDA, (ii) environmental, health and safety measures and (iii) cash flow.

The foregoing description is subject to the terms of the final 2015 IC Plan, which will be filed as an exhibit at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	April 16, 2015	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer